Exhibit 99.1

Falcon’s Beyond Reports First Quarter 2025 Financial Results

Company Reports Consolidated Revenue of $1.7 Million

Company's Unconsolidated Subsidiary, Falcon's Creative Group

generated Q1 Revenue of $6.3 Million

Company's Unconsolidated Joint Venture, Producciones de Parques,

generated Q1 revenue of $7.2 Million

Orlando, FL (May 15, 2025) — Falcon’s Beyond Global, Inc. (Nasdaq: FBYD) (“Falcon’s Beyond”, “Falcon’s” or the “Company”), a visionary leader in innovative and immersive storytelling through its divisions Falcon’s Creative Group (“FCG”), Falcon’s Beyond Destinations (“FBD”), and Falcon’s Beyond Brands (“FBB”) today reported its financial results for the first quarter of fiscal year 2025 ended March 31, 2025.

First Quarter 2025 Financial Results

Revenue:

•
Falcon’s Beyond generated consolidated revenues of $1.7 million for the three months ended March 31, 2025, representing fees for corporate and shared services earned from its FCG division, management fees from its Producciones de Parques, S.L. (“PDP”) 50:50 joint venture with Melia Hotels Int’l, and attraction maintenance service fees from its Falcon's Beyond Brands division.
•
FCG recorded revenues of $6.3 million in the three months ended March 31, 2025, representing a decrease of $8.6 million, or 57.7%, over the corresponding period of 2024 primarily due to timing of projects. FCG recorded an operating loss of ($2.8) million and a net loss of ($3.0) million in the three months ended March 31, 2025, compared with an operating income of $1.6 million and net income of $1.8 million for the corresponding 2024 period. After the Qiddiya Investment Company (QIC) preferred return and amortization of basis difference, Falcon’s Beyond’s share of net loss from FCG was $(4.6) million for the three months ended March 31, 2025.
•
PDP recognized revenues of $7.2 million in the three months ended March 31, 2025, a $0.2 million decrease over the corresponding period of 2024, primarily due to the impact of foreign currency translation of the results of the European joint venture. Income from operations increased $0.3 million to $1.6 million for the three months ended March 31, 2025, compared with operating income of $1.3 million for the corresponding period of 2024. Net income was flat at $1.0 million for the three months ended March 31, 2025, and March 31, 2024. Falcon’s Beyond’s share of income was $0.5 million from PDP for three months ended March 31, 2025.

Net Income:

•
Falcon’s Beyond’s consolidated net loss of $(8.1) million for the three months ended March 31, 2025, decreased $122.1 million compared with the corresponding 2024 period, primarily driven by a $118.6 million quarter-over-quarter change in the fair value of earnout liabilities, $1.5 million of transaction expenses related to the Company's S-1 filings in 2025, a $5.2 million increase in share of losses from equity method investments, and a $1.1 million increase in interest expense, partially offset by a $2.7 million quarter-over-quarter change in fair value of warrant liabilities, $1.1 million increase in unrealized foreign currency transactional gains and $0.5 million decrease in other expenses.

EBITDA:

•
Falcon's Beyond's adjusted EBITDA(1) loss increased $3.6 million to $(8.1) million loss for the three months ended March 31, 2025, compared with $(4.5) million loss for the corresponding 2024 period. Adjusted EBITDA loss for the three months ended March 31, 2025, was primarily driven by a $5.2 million increase in in share of losses from equity method investments, partially offset by a $1.1 million increase in unrealized foreign currency transactional gains and $0.5 million decrease in other expenses.

(1)
Adjusted EBITDA is a non-GAAP financial measure. See “Use and Definition of Non-GAAP Financial Measure" below for more information and a reconciliation to the most directly comparable GAAP measure.

Other Business Highlights

•
Warrant Agreement Amendment and Exchange: This initiative simplified the Company’s capital structure by providing Warrant holders conversion of their holdings into equity in Falcon’s Beyond at a fixed exchange rate. The mandatory exchange of Warrants takes place on October 6, 2028 (the “Exchange Date”) for shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) at an exchange ratio of 0.25 shares of Class A Common Stock per Warrant (the “Exchange Ratio”). The mandatory exchange was pursuant to an amendment which became effective on January 14, 2025, authorized by holders of more than 50% of the Warrants. After the effectiveness of the Warrant Agreement Amendment and until the Exchange Date, the warrants, as amended by the Warrant Agreement Amendment, will not be exercisable and the holders of the warrants will have no further rights except to receive shares of Class A Common Stock at the Exchange Ratio on the Exchange Date.
•
Oceaneering Entertainment Systems ("OES") Transaction: On May 9, 2025, The Company acquired key assets of Oceaneering Entertainment System (“OES”), a division of Oceaneering International Inc. (“OII”). In the transaction, the Company purchased certain tangible assets, OES’s portfolio of intellectual property, including patented technologies, proprietary engineering and manufacturing processes, and assumed the lease for a 106,000+ square-foot facility in Orlando, FL to be utilized by the Falcon's Beyond Brands division to bolster Falcon’s research, development, manufacturing, and attraction integration services, in addition to hiring key members of OES’ highly experienced team in February 2025. The Company has an option to acquire certain OES vehicle inventory exercisable on or before July 23, 2025. The transaction follows a letter of intent previously announced on November 19, 2024, with Falcon’s, rather than Infinite Acquisitions Partners LLC, making the purchase.

“At Falcon’s Beyond, our mission is to push the boundaries of immersive storytelling across every dimension of the global experience economy, from media and IP development to destination attractions and consumer products. The acquisition of Oceaneering Entertainment Systems is an exciting step that enhances just one aspect of our broader strategy. With the addition of cutting-edge ride technologies, advanced manufacturing capabilities, and a world-class team, we’re expanding our toolbox for innovation. But this is only part of the story. As we continue to diversify our offerings, deepen our IP portfolio, and forge new strategic partnerships, we remain focused on building an enduring platform that delivers exceptional value to our audiences and shareholders alike,” said Simon Philips, President of Falcon’s Beyond.

About Falcon’s Beyond

Falcon’s Beyond is a visionary innovator in immersive storytelling, sitting at the intersection of three potential high growth business opportunities: content, technology, and experiences. Falcon’s Beyond propels intellectual property (IP) activations concurrently across physical and digital experiences through three core business units:

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Falcon’s Creative Group creates master plans, designs attractions and experiential entertainment, and produces content, interactives, and software.
•
Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both Falcon’s Beyond owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail.
•
Falcon’s Beyond Brands endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming as well as ride and technology sales.

Falcon’s Beyond also invents immersive rides, attractions, and technologies for entertainment destinations around the world.

FALCON’S BEYOND and its related trademarks are owned by Falcon’s Beyond.

Falcon’s is headquartered in Orlando, Fla. Learn more at falconsbeyond.com.

Falcon’s Beyond may use its website as a distribution channel of material Company information. Financial and other important information regarding the Company is routinely accessed through and posted on our website at https://investors.falconsbeyond.com.

In addition, you may automatically receive email alerts and other information about Falcon’s when you enroll your email address by visiting the Email Alerts section at https://investors.falconsbeyond.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, words such as “will,” “would”, "aim" , enhances”, “expanding”, “diversify”, “deepen”, “forge”, “building”, “delivers”, “exceptional”, and similar expressions identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those expressed in or implied by the forward-looking statements, including (1) any failure to realize the anticipated benefits of the acquisition of OES, (2) risks related to legacy OES products and our ability to service such products, (3) the risk that the OES acquisition, integration of the OES personnel we hired, and efforts to grow Falcon’s Attractions disrupts our other operations, (4) our ability to grow current and future potential customer relationships, (5) our ability to sustain our growth, effectively manage our anticipated future growth, and implement our business strategies to achieve the results we anticipate, (6) our current liquidity resources raise substantial doubt about our ability to continue as a going concern (7) impairments of our intangible assets and equity method investment in our joint ventures, (8) our ability to raise additional capital, (9) the closure of Katmandu Park DR and the repositioning and rebranding of our FBD business, (10) the success of our growth plans in FCG, (11) our customer concentration in FCG, (12) the risk that contractual restrictions relating to the Strategic

Investment may affect our ability to access the public markets and expand our business, (13) the risks of doing business internationally, including in the Kingdom of Saudi Arabia, (14) our indebtedness, (15) our dependence on strategic relationships with local partners in order to offer and market our products and services in certain jurisdictions, (16) our reliance on our senior management and key employees, and our ability to hire, train, retain, and motivate qualified personnel, (17) cybersecurity-related risks, (18) our ability to protect our intellectual property, including the intellectual property purchased from OES, (19) our ability to remediate identified material weaknesses in our internal controls over financial reporting, (20) the concentration of share ownership and the significant influence of the Demerau Family and Cecil D. Magpuri, (21) the outcome of pending, threatened and future legal proceedings, (22) our continued compliance with Nasdaq continued listing standards, (23) risks related to our Up-C entity structure and the fact that we may be required to make substantial payments to certain unitholders under our Tax Receivable Agreement, and (24) the risks disclosed under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, and the Company’s other filings with the Securities and Exchange Commission. The forward-looking statements herein speak only as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Use and Definition of Non-GAAP Financial Measure

We prepare our consolidated financial statements in accordance with US GAAP. In addition to disclosing financial results prepared in accordance with US GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. We define Adjusted EBITDA as net income (loss), determined in accordance with US GAAP, for the period presented, before net interest and expense, income tax expense, depreciation and amortization, transaction expenses related to the business combination, credit loss expense related to the closure of the Sierra Parima Katmandu Park, share of equity method investee’s impairment of fixed assets, impairment of equity method investments, change in fair value of warrant liabilities, change in fair value of earnout liabilities, intangible asset impairment loss, and gain on deconsolidation of FCG.

We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities, and eliminating the change in fair value of warrant and earnout liabilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under US GAAP. Some of these limitations are (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, and (vi) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Media Relations: Kathleen Prihoda, Falcon’s Beyond: kprihoda@falconsbeyond.com

Investor Relations: ir@falconsbeyond.com

BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands of U.S. dollars, except share and per share data)

	As of March 31, 2025	As of December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,108	$825
Accounts receivable	628	1,716
Other current assets	834	1,593
Total current assets	2,656	4,134
Investments and advances to equity method investments	53,454	56,560
Property and equipment, net	110	24
Other non-current assets	500	513
Total assets	$56,720	$61,231

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$9,519	$9,540
Accrued expenses and other current liabilities	32,195	25,870
Short term debt	8,471	8,471
Current portion of long-term debt	1,917	1,759
Total current liabilities	52,102	45,640
Long-term debt, net of current portion	30,565	30,977
Warrant liabilities	—	4,711
Total liabilities	82,667	81,328

Commitments and contingencies – Note 10

Stockholders’ equity (deficit)
Deficit attributable to common stockholders	(11,597)	(8,965)
Non-controlling interest	(14,350)	(11,132)
Total deficit	(25,947)	(20,097)
Total liabilities and equity	$56,720	$61,231

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands of U.S. dollars, except share and per share data)

	Three months ended
	March 31, 2025	March 31, 2024
Revenue	$1,708	$1,516
Operating expenses:
Project design and build expense	106	—
Selling, general and administrative expense	6,298	6,793
Transaction expenses	1,521	7
Credit loss expense	—	12
Research and development expense	118	16
Depreciation and amortization expense	4	1
Total operating expenses	8,047	6,829
Loss from operations	(6,339)	(5,313)
Share of (loss) gain from equity method investments	(4,063)	1,154
Interest expense	(1,332)	(269)
Interest income	3	3
Change in fair value of warrant liabilities	2,886	208
Change in fair value of earnout liabilities	—	118,615
Foreign exchange transaction gain (loss)	752	(375)
Net (loss) income before taxes	$(8,093)	$114,023
Income tax benefit	1	1
Net (loss) income	$(8,092)	$114,024
Net (loss) income attributable to noncontrolling interest	(4,477)	96,855
Net (loss) income attributable to common stockholders	(3,615)	17,169

Net (loss) income per share
Net (loss) income per share, basic	(0.10)	1.59
Net (loss) income per share, diluted	(0.13)	1.27
Weighted average shares outstanding, basic	37,322,177	10,825,824
Weighted average shares outstanding, diluted	37,509,127	11,050,824

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands of U.S. dollars)

	Three months ended
	March 31, 2025	March 31, 2024
Cash flows from operating activities
Net (loss) income	$(8,092)	$114,024
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	4	1
Foreign exchange transaction (gain) loss	(752)	375
Share of loss (gain) from equity method investments	4,063	(1,154)
Change in deferred tax assets	—	—
Credit loss expense	-	12
Change in fair value of earnouts	-	(118,615)
Change in fair value of warrants	(2,886)	(208)
Share based compensation expense	531	346
Loss on sale of equipment	—	2
Changes in assets and liabilities:
Accounts receivable	1,098	(1,133)
Contract assets	(86)	—
Deferred transaction costs	588	—
Other current assets	172	73
Other non-current assets	13	(58)
Accounts payable	(30)	2,669
Accrued expenses and other current liabilities	6,322	(102)
Net cash provided by (used in) operating activities	945	(3,768)
Cash flows from investing activities
Purchase of property and equipment	(92)	(4)
Proceeds from sale of equipment	2	2
Investments and advances to unconsolidated joint ventures	—	(2,094)
Net cash used in investing activities	(90)	(2,096)
Cash flows from financing activities
Proceeds from debt – related party	—	7,221
Proceeds from debt – third party	—	1,250
Repayment of debt – related party	—	(1,182)
Repayment of debt – third party	(393)	(427)
Proceeds from related party credit facilities	1,248	4,650
Repayment of related party credit facilities	(1,257)	(5,392)
Proceeds from exercised warrants	—	111
Proceeds from RSUs issued to affiliates	198	—
Settlement of RSUs	(397)	—
Net cash (used in) provided by financing activities	(601)	6,231
Net increase in cash and cash equivalents	254	367
Foreign exchange impact on cash	29	11
Cash and cash equivalents – beginning of period	825	672
Cash and cash equivalents at end of period	$1,108	$1,050

Reconciliation of Non-GAAP Financial Measure

The following table sets forth reconciliations of net income (loss) under US GAAP to Adjusted EBITDA for the following periods:

	(Unaudited)
	Three months ended
	March 31, 2025	March 31, 2024
Net (loss) income	$(8,092)	$114,024
Interest expense	1,332	269
Interest income	(3)	(3)
Income tax benefit	(1)	(1)
Depreciation and amortization expense	4	1
EBITDA	(6,760)	114,290
Transaction expenses	1,521	7
Credit loss expense related to the closure of the Sierra Parima Katmandu Park	—	12
Change in fair value of warrant liabilities	(2,886)	(208)
Change in fair value of earnout liabilities	—	(118,615)
Adjusted EBITDA	$(8,125)	$(4,514)